UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As the Company previously disclosed in Current Reports on Form 8-K dated January 23, April 1 and June 4, 2014, the Company and Ranor, were parties to: (i) a Forbearance and Modification Agreement with Santander Bank, N.A. (formerly Sovereign Bank) (the “Bank”) dated January 16, 2014 (the “First Forbearance Agreement”) and (ii) a Forbearance and Modification Agreement with the Bank dated May 30, 2014 (the “Second Forbearance Agreement”), each in connection with the Loan and Security Agreement, dated as of February 24, 2006, between Ranor and Sovereign Bank, as supplemented and amended (the “Loan Agreement”). Under the First Forbearance Agreement, the Bank agreed to forbear from exercising certain of its rights and remedies arising as a result of the Company’s non-compliance with certain financial covenants under the Loan Agreement until March 31, 2014.  On March 31, 2014, the First Forbearance Agreement terminated pursuant to its terms. Under the Second Forbearance Agreement, the Bank agreed to forbear from exercising certain of its rights and remedies arising as a result of the Company’s non-compliance with certain financial covenants under the Loan Agreement commencing retroactively on April 1, 2014 and extending until no later than June 30, 2014.

On July 1, 2014, the Company and the Bank entered into a new forbearance and modification agreement with the Bank (the “Third Forbearance Agreement”).  Under the Third Forbearance Agreement, the Bank has agreed to forbear from exercising certain of its rights and remedies (but not waive such rights and remedies) arising as a result of the Company’s non-compliance with certain financial covenants under the Loan Agreement commencing on July 1, 2014 and extending until no later than July 31, 2014 (the “Forbearance Period”).

The Loan Agreement consists of a secured term loan of $4.0 million, a revolving line of credit of $2.0 million and a capital expenditure line of credit facility of $3.0 million.  Additionally, the Bank extended to the Company a loan facility in the amount of up to $1.9 million for the purpose of acquiring a gantry mill machine.  In connection with the $6.2 million tax exempt bond financing with the Massachusetts Development Finance Authority (the “MDFA”) in 2010, the MDFA sold to the Bank MDFA Revenue Bonds, Ranor Issue, Series 2010A in the original aggregate principal amount of $4.25 million (the “Series A Bonds”) and MDFA Revenue Bonds, Ranor Issue, Series 2010B in the original aggregate principal amount of $1.95 million (the “Series B Bonds”), the proceeds of which were loaned to the Company under the terms of a Mortgage Loan and Security Agreement, dated as of December 1, 2010, by and among the Company, MDFA and the Bank (as bond owner and Disbursing Agent).

In consideration for the granting of the Forbearance Agreement, the Company agreed to: (1) pay a forbearance fee of $30,000 (originally required by the Second Forebearance Agreement), which shall be paid on the earlier of (x) payment of the obligations under the Loan Agreement and the Third Forbearance Agreement or (y) the Forbearance Termination Date (as defined in the Third Forbearance Agreement); (2) pay the installment of principal and interest on the Series A Bonds and Series B Bonds on July 1, 2014 in the amount of $22,344.26; (3) pay an interest rate per annum on the Series A Bonds and Series B Bonds commencing on July 1, 2014 to 65% of the sum of one month Libor plus 5.75% and a further increase to 65% of the sum of one month Libor plus 15%; (4) pay the full amount of the outstanding indebtedness under the Loan Agreement at the end of the Forbearance Period; and (5) pay any and all costs and expenses of the Bank in connection with the Forbearance Agreement and any and all costs and expenses incurred in connection with the credit extended by the Bank or the preservation or enforcement of any rights of the Bank under the Forbearance Agreement or the Loan Agreement.

During the Forbearance Period, the Obligors agree to comply and all the terms, covenants and provisions in the Loan Agreement and related documents.

The description of the Forbearance Agreement contained in this Item 1.01 to the Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Forbearance and Modification Agreement, dated July 1, 2014, by and among TechPrecision Corporation, Ranor, Inc. and Santander Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2014	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Forbearance and Modification Agreement, dated July 1, 2014, by and among TechPrecision Corporation, Ranor, Inc. and Santander Bank, N.A.